UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 27, 2007

Date of Report (Date of earliest event reported)

Andrew Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14617	36-2092797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Westbrook Corporate Center, Suite 900, Westchester, Illinois 60154

(Address of principal executive offices)       (Zip Code)

(708) 236-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

The information included in Item 5.01 is hereby incorporated by reference into this Item 2.01.

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information included in Item 5.01 is hereby incorporated by reference into this Item 3.01.

In connection with the completion of the Merger (as defined below), Andrew (as defined below) requested the delisting of its common stock from The NASDAQ Stock Market effective as of the close of business on December 27, 2007.

Item 3.03  Material Modification to Rights of Security Holders

The information included in Item 5.01 is hereby incorporated by reference into this Item 3.03.

Item 5.01  Changes in Control of Registrant

On December 27, 2007, CommScope, Inc. (“CommScope”) completed the acquisition of Andrew Corporation (“Andrew”), pursuant to the terms of the Agreement and Plan of Merger, dated as of June 26, 2007 (the “Merger Agreement”), by and among CommScope, DJRoss, Inc., a Delaware corporation and an indirect wholly owned subsidiary of CommScope, and Andrew, as the same may be amended from time to time (the “Merger”).  Pursuant to the terms of the Merger Agreement, each of the issued and outstanding shares of common stock, par value $0.01 per share of Andrew was converted into the right to receive (i) $13.50 in cash, and  (ii) 0.031543 of a share of CommScope Common Stock.  The total transaction value was approximately $2.65 billion.

On December 27, 2007, CommScope issued a press release announcing the completion of the merger with Andrew.  A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.01.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The information included in Item 5.01 is hereby incorporated by reference into this Item 5.02.

Pursuant to the Merger Agreement, and as a result of the Merger, the board of directors and officers of DJRoss, Inc. became the directors and officers of Andrew at the effective time of the Merger.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                           Press release, dated December 27, 2007, announcing the completion of the acquisition of Andrew Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREW CORPORATION

	By	/s/ Jearld L. Leonhardt
	Name:	Jearld L. Leonhardt
	Title:	Executive Vice President
and Chief Financial Officer

Date: December 27, 2007